CIDCO INCORPORATED
                             STOCK OPTION AGREEMENT
                           NON-QUALIFIED STOCK OPTION


                  AGREEMENT entered into this 12th day of March, 1997 by and between CIDCO Incorporated, a Delaware corporation, with principal executive offices at 220 Cochrane Circle, Morgan Hill, CA 95037 (the "Company"), and the undersigned director and executive (the "Employee") of the Company (the Company and its subsidiaries herein together referred to as the "Company").

                  Whereas, the Employee will execute an Employment Agreement (the "Employment Agreement") dated March 17, 1997 to serve as President and Chief Executive Officer of the Company; and

                  Whereas, the Company desires to grant the Employee a non-qualified stock option to acquire shares of the Company's common stock, $.01 par value per share (the "Shares"), at an exercise price equal to the closing price of the Company's common stock on the last trading day prior to the grant date of such option.

                  ACCORDINGLY, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Employee hereby agree as follows:


A. Grant of Option. The Company hereby irrevocably grants to the Employee a non-qualified stock option (the "Option") to purchase all or any part of an aggregate of six hundred thousand (600,000) Shares on the terms and conditions hereinafter set forth.

                   1. Purchase Price. The purchase price ("Purchase Price") for the Shares covered by the Option shall be $14.25 per Share, which represents the closing price of the Company's common stock on the last trading day prior to the Option's grant date.

                  2.  Time of Exercise of Option.

                            (a) The Option shall become  exercisable for one and
two thirds per cent (1.67%) of the Shares covered thereby monthly on the twelfth day of each month after the date of grant, so that the Option shall be exercisable as follows:


                                      Percentage of
                                      Shares Becoming              Cumulative
                                       Available for               Percentage
                                    On or After Exercise            Available
                                   ---------------------          -----------
April 12, 1997                               1.67%                      1.67%
May 12, 1997                                 1.67%                      3.34%
June 12, 1997                                1.67%                      5.00%
July 12, 1997                                1.67%                      6.67%
August 12, 1997                              1.67%                      8.34%
September 12, 1997                           1.67%                     10.00%
October 12, 1997                             1.67%                     11.67%
November 12, 1997                            1.67%                     13.34%
December 12, 1997                            1.67%                     15.00%
January 12, 1998                             1.67%                     16.67%
February 12, 1998                            1.67%                     18.34%
March 12, 1998                               1.67%                     20.00%
April 12, 1998                               1.67%                     21.67%
May 12, 1998                                 1.67%                     23.34%
June 12, 1998                                1.67%                     25.00%
July 12, 1998                                1.67%                     26.67%
August 12, 1998                              1.67%                     28.34%
September 12, 1998                           1.67%                     30.00%
October 12, 1998                             1.67%                     31.67%
November 12, 1998                            1.67%                     33.34%
December 12, 1998                            1.67%                     35.00%

January 12, 1999                             1.67%                     36.67%
February 12, 1999                            1.67%                     38.34%
March 12, 1999                               1.67%                     40.00%
April 12, 1999                               1.67%                     41.67%
May 12, 1999                                 1.67%                     43.34%
June 12, 1999                                1.67%                     45.00%
July 12, 1999                                1.67%                     46.67%
August 12, 1999                              1.67%                     48.34%
September 12, 1999                           1.67%                     50.00%
October 12, 1999                             1.67%                     51.67%
November 12, 1999                            1.67%                     53.34%
December 12, 1999                            1.67%                     55.00%
January 12, 2000                             1.67%                     56.67%
February 12, 2000                            1.67%                     58.34%
March 12, 2000                               1.67%                     60.00%
April 12, 2000                               1.67%                     61.67%
May 12, 2000                                 1.67%                     63.34%
June 12, 2000                                1.67%                     65.00%
July 12, 2000                                1.67%                     66.67%
August 12, 2000                              1.67%                     68.34%
September 12, 2000                           1.67%                     70.00%
October 12, 2000                             1.67%                     71.67%
November 12, 2000                            1.67%                     73.34%
December 12, 2000                            1.67%                     75.00%
January 12, 2001                             1.67%                     76.67%
February 12, 2001                            1.67%                     78.34%
March 12, 2001                               1.67%                     80.00%
April 12, 2001                               1.67%                     81.67%
May 12, 2001                                 1.67%                     83.34%
June 12, 2001                                1.67%                     85.00%
July 12, 2001                                1.67%                     86.67%
August 12, 2001                              1.67%                     88.34%
September 12, 2001                           1.67%                     90.00%
October 12, 2001                             1.67%                     91.67%
November 12, 2001                            1.67%                     93.34%
December 12, 2001                            1.67%                     95.00%
January 12, 2002                             1.67%                     96.67%
February 12, 2002                            1.67%                     98.34%
March 12, 2002                               1.67%                    100.00%

                  3.  Term of Options; Exercisability.

                           (a)  Term.

                   (1) Each Option shall expire not more than ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided.

                  (2) If the Employee ceases to serve as an employee or director of the Company, he may exercise his Option, but only within 12 months after the date he ceases to be an employee or director of the Company. If such cessation of employment resulted from a termination for Cause (as defined in the Employment Agreement) by the Company or from a termination without Good Reason (as defined in the Employment Agreement) by the Employee, then the Option shall only be exercisable to the extent that the Employee was entitled to exercise it at the date of such termination. If such cessation of employment resulted from a termination without Cause by the Company or from a termination with Good Reason by the Employee, then the Option shall be exercisable to the extent that the Employee would have been entitled if his employment termination had occurred one year after the actual date of termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 3(a)(1) has expired. To the extent that the Employee was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate unless otherwise provided in this Section 3(a)(2).

                  Notwithstanding the foregoing, in the event that, within 90 days prior to or 12 months following the announcement of any change of control of the Company (whether by merger or tender offer for more than 50% of the outstanding voting stock or proxy contest for the election of a majority of the members of the Company's Board of Directors or otherwise), the Employee optionee is terminated as an employee without Cause (as defined in the Employment Agreement) or resigns with Good Reason (as defined in the Employment Agreement), all outstanding options held by the Employee shall be subject to immediate acceleration, and any shares which are not vested at the time of such termination of employment shall immediately vest in full and he may exercise his option within 12 months after the date he ceases to be an employee of the Company.

                  (3) Notwithstanding the foregoing, if such termination as an employee is because the Executive has become permanently disabled (without the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")), such Option shall terminate on the last day of the twelfth month from the date the Employee ceases to be an employee, or on the date on which the Option expires by its terms, whichever occurs first.

                  (4)  In the event of the death of the Employee:

                           (i) during the term of the  Option,  who, at the time
of his death shall have been in Continuous Status as an employee or director of the Company since the date of grant of the Option, the Option may be exercised, at any time within 12 months following the date of death, by the Employee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Employee continued living and remained in Continuous Status as an employee or director of the Company for 12 months after the date of death. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 3(a)(1) has expired.

                           (ii)  within  30  days  after  the   termination   of
Continuous Status as an employee or director of the Company, the Option may be exercised, at any time within 12 months following the date of death, by the Employee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination. Notwithstanding the foregoing, in no event may the option be exercised after its term set forth in Section 3(a)(i) has expired.

                           For  purposes of this  Section  3(a)(4),  "Continuous
Status" shall mean the absence of any interruption or termination of service as an employee or director of the Company.

                  (b) Exercisability.

                  If the Employee ceases to be an employee or director of the Company, except as otherwise herein provided in Section 3(a)(2) with respect to termination of employment without Cause or with Good Reason, the Option granted to the Employee hereunder shall be exercisable only to the extent that the right to purchase Shares under such Option has accrued and is in effect on the date such Employee ceases to be an employee or director of the Company. No partial exercise of the Option may be made for less than twenty-five (25) full Shares of common stock.

                  4.  Manner of Exercise of Option.

                            (b) To the  extent  that the right to  exercise  the
Option has accrued and is in effect, the Option may be exercised in full or in part by giving written notice to the Company stating the number of Shares exercised and accompanied by payment in full for such Shares. Payment shall be wholly in cash. Upon such exercise, delivery of a certificate for paid-up, non-assessable Shares shall be made at the principal office of the Company to the person exercising the Option, Not more than thirty (30) days from the date of receipt of the notice by the Company.

                            (c) The Company  shall at all times  during the term
of the Option reserve and keep available such number of Shares of its common stock as will be sufficient to satisfy the requirements of the Option. The Employee shall not have any of the rights of a stockholder of the Company in respect of the Shares until one or more certificates for such Shares shall be delivered to him or her upon the due exercise of the Option.

                  5. Non-Transferability. The right of the Employee to exercise the Option shall not be assignable or transferable by the Employee otherwise than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Employee only by him. The Option shall be null and void and without effect upon the bankruptcy of the Employee or upon any attempted assignment or transfer, except as hereinabove provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, divorce, trustee process or similar process, whether legal or equitable, upon the Option.

                  6. Representation Letter and Investment Legend. In the event that for any reason the Shares to be issued upon exercise of the Option shall not be effectively registered under the Securities Act of 1933 (the "1933 Act"), upon any date on which the Option is exercised in whole or in part, the person exercising the Option shall give a written representation to the Company in the form attached hereto as Exhibit 1 and the company shall place an "investment legend," so-called, as described in Exhibit 1, upon any certificate for the Shares issued by reason of such exercise.

                  7. Adjustments on Changes in Capitalization. Adjustments on Changes in Capitalization and the like shall be made in accordance with Section 11 of the Company's 1993 Employee Stock Option (the "Plan") Plan, as in effect on the date of this Agreement.

                  8. Rights as a Shareholder. The Employee shall have no rights as a shareholder with respect to any Shares which may be purchased by exercise of this Option unless and until a certificate or certificates representing such Shares are duly issued and delivered to the Employee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

                  9. Withholding Taxes. Whenever Shares are to be issued upon exercise of this Option, the Company shall have the right to require the Employee to remit to the Company an amount sufficient to satisfy all Federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

                  10. No Qualification under Section 422. It is understood and intended that the Option granted hereunder shall not qualify as an "incentive stock option" as defined in Section 422 of the Code. If the Employee intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any Shares received upon exercise of this Option, he will notify the Company within thirty (30) days after such disposition.

                  11. Change of Control. In the event of a sale or conveyance to another entity of all or substantially all of the property or assets of the Company, a Change in Control (as defined in the Plan), hostile or otherwise, the effect of such events on this Option shall be as set forth in Sections 9 and 11 of the Plan.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and the Employee has hereunto set his hand, all as of the day and year first above written.

                                           CIDCO INCORPORATED
                                           By: /s/Paul G. Locklin
                                               ---------------------------
                                           Title: Co-Chairman of the Board

                                           DIRECTOR
                                           Name: Daniel L. Eilers

                                    EXHIBIT 1
                            TO STOCK OPTION AGREEMENT

Gentlemen:

                  In connection with the exercise by me as to shares of common stock, par value $.01 per share, of CIDCO Incorporated, a Delaware corporation (the "Company") under the non-qualified stock option dated March 12, 1997, granted to me under the 1994 Directors' Stock Option Plan, I hereby acknowledge that I have been informed as follows:

1. The shares of common stock of the Company to be issued to me pursuant to the exercise of said option have not been registered under the Securities Act of 1933, as amended (the "Act"), and accordingly, must be held indefinitely unless such shares are subsequently registered under the Act, or an exemption from such registration is available.

                  2. Routine sales of securities made in reliance upon Rule 144 under the Act can be made only after the holding period and in limited amounts in accordance with the terms and conditions provided by that Rule, and in any sale to which that rule is not applicable, registration or compliance with some other exemption under the Act will be required.

                  3. The Company is under no obligation to me to register the shares or to comply with any such exemptions under the Act.

                  4. The availability of Rule 144 is dependent upon adequate current public information with respect to the Company being available and, at the time that I may desire to make a sale pursuant to the Rule, the Company may neither wish nor be able to comply with such requirement.

                  In consideration of the issuance of certificates for the shares to me, I hereby represent and warrant that I am acquiring such shares for my own account for investment, and that I will not sell, pledge or transfer such shares in the absence of an effective registration statement covering the same, except as permitted by the provisions of Rule 144, if applicable, or some other applicable exemption under the Act. In view of this representation and warranty, I agree that there may be affixed to the certificates for the shares to be issued to me, and to all certificates issued hereafter representing such shares (until in the opinion of counsel, which opinion must be reasonably satisfactory in form and substance to counsel for the Company, it is no longer necessary or required) a legend as follows:

"The shares of common stock represented by this certificate have not been registered under the Federal Securities Act of 1933, as amended. and were acquired by the registered holder pursuant to a representation and warranty that such holder was acquiring such shares for his own account and for investment, with no intention to transfer or dispose of the same, in violation of the registration requirements of that Act. These shares may not be sold, pledged or transferred in the absence of an effective registration statement under the Securities Act of 1933, as amended, or an opinion of counsel, which opinion is reasonably satisfactory to counsel to the Company, to the effect that registration is not required under said Act."

                  I further agree that the Company may place a stop order with its Transfer Agent, prohibiting the transfer of such shares, so long as the legend remains on the certificates representing the shares.

                                                     Very truly yours,